Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (Nos. 333- 267602 and 333-272969) on Form S-8 of our report dated March 27, 2024, with respect to the consolidated financial statements of GigaCloud Technology Inc.
/s/ KPMG Huazhen LLP
Shanghai, People’s Republic of China
March 27, 2024